Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.18 to Registration Statement No. 333-89389 on Form N-1A of our reports dated December 21, 2006 relating to the financial statements and financial highlights of BlackRock Large Cap Series Funds, Inc. (the “Series”), including BlackRock Large Cap Value Fund, BlackRock Large Cap Core Fund, and BlackRock Large Cap Growth Fund, and of our report dated December 21, 2006 relating to the financial statements and financial highlights of Master Large Cap Series LLC (the “Master LLC”), including Master Large Cap Value Portfolio, Master Large Cap Core Portfolio and Master Large Cap Growth Portfolio, appearing in the corresponding Annual Reports on Form N-CSR of the Series and of the Master LLC for the year ended October 31, 2006.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
October 4, 2007